Exhibit 99.2

Part I – FINANCIAL INFORMATION

Item 1.	Financial Statements

FUNKO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Net sales	$167,065	$137,211
Cost of sales (exclusive of depreciation and amortization shown separately below)	103,656	86,644
Selling, general, and administrative expenses	40,468	34,502
Acquisition transaction costs	-	28
Depreciation and amortization	10,230	9,301
Total operating expenses	154,354	130,475
Income from operations	12,711	6,736
Interest expense, net	4,072	5,896
Other (income) expense, net	65	(1,442)
Income before income taxes	8,574	2,282
Income tax expense	1,429	563
Net income	7,145	1,719
Less: net income attributable to non-controlling interests	4,950	1,122
Net income attributable to Funko, Inc.	$2,195	$597

Earnings per share of Class A common stock:
Basic	$0.08	$0.03
Diluted	$0.08	$0.02
Weighted average shares of Class A common stock outstanding:
Basic	26,640	23,338
Diluted	28,458	24,509

See accompanying notes to the unaudited condensed consolidated financial statements.

FUNKO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Net income	$7,145	$1,719
Other comprehensive income:
Foreign currency translation gain, net of tax effect of $(80) and $(105) for the three months ended March 31, 2019 and 2018, respectively	653	1,083
Comprehensive income	7,798	2,802
Less: Comprehensive income attributable to non-controlling interests	5,332	1,703
Comprehensive income attributable to Funko, Inc.	$2,466	$1,099

See accompanying notes to the unaudited condensed consolidated financial statements.

FUNKO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2019	2018
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$22,546	$13,486
Accounts receivable, net	117,884	148,627
Inventory	75,888	86,622
Prepaid expenses and other current assets	16,935	11,904
Total current assets	233,253	260,639

Property and equipment, net	42,863	44,296
Operating lease right-of-use assets	33,102	—
Goodwill	125,152	116,078
Intangible assets, net	233,018	233,645
Deferred tax asset	21,126	7,407
Other assets	4,475	4,275
Total assets	$692,989	$666,340

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$22,456	$20,000
Current portion long-term debt, net of unamortized discount	10,605	10,593
Current portion of operating lease liabilities	7,839	—
Accounts payable	25,753	36,130
Income taxes payable	5,441	4,492
Accrued royalties	28,359	39,020
Accrued expenses and other current liabilities	25,572	33,015
Total current liabilities	126,025	143,250

Long-term debt, net of unamortized discount	214,045	216,704
Operating lease liabilities, net of current portion	29,663	—
Deferred tax liability	23	5
Liabilities under tax receivable agreement, net of current portion	23,293	6,504
Deferred rent and other long-term liabilities	5,558	6,623

Commitments and contingencies

Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 28,522 and 24,960 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	3	2
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 20,281 and 23,584 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	2	2
Additional paid-in-capital	165,954	146,154
Accumulated other comprehensive income	104	(167)
Retained earnings	10,912	8,717
Total stockholders' equity attributable to Funko, Inc.	176,975	154,708
Non-controlling interests	117,407	138,546
Total stockholders' equity	294,382	293,254
Total liabilities and stockholders' equity	$692,989	$666,340

See accompanying notes to the unaudited condensed consolidated financial statements.

FUNKO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Operating Activities
Net income	$7,145	$1,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	10,187	9,301
Equity-based compensation	2,748	972
Accretion of discount on long-term debt	291	366
Amortization of debt issuance costs	63	150
Foreign currency gain	(466)	(1,464)
Deferred tax benefit	15	—
Changes in operating assets and liabilities:
Accounts receivable, net	31,452	28,245
Inventory	11,662	6,601
Prepaid expenses and other assets	(3,838)	(2,895)
Accounts payable	(12,885)	(29,055)
Income taxes payable	933	423
Accrued royalties	(10,667)	(6,724)
Accrued expenses and other liabilities	(9,338)	1,816
Net cash provided by operating activities	27,302	9,455

Investing Activities
Purchase of property and equipment	(3,613)	(5,866)
Acquisitions, net of cash	(6,369)	(635)
Net cash used in investing activities	(9,982)	(6,501)
Financing Activities
Borrowings on line of credit	22,543	94,452
Payments on line of credit	(20,000)	(71,713)
Payment of long-term debt	(2,938)	(15,350)
Debt issuance costs	(272)	—
Proceeds from exercise of equity-based options	1,149	—
Distribution to continuing equity owners	(8,052)	(10,857)
Net cash used in financing activities	(7,570)	(3,468)
Effect of exchange rates on cash and cash equivalents	(690)	(764)
Net increase (decrease) in cash and cash equivalents	9,060	(1,278)
Cash and cash equivalents at beginning of period	13,486	7,728
Cash and cash equivalents at end of period	$22,546	$6,450

See accompanying notes to the unaudited condensed consolidated financial statements.

FUNKO, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Operations

The unaudited condensed consolidated financial statements include Funko, Inc. and its subsidiaries (together with its subsidiaries, the “Company”) and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). All intercompany balances and transactions have been eliminated.

The Company was formed as a Delaware corporation on April 21, 2017. The Company was formed for the purpose of completing an initial public offering (“IPO”) of its Class A common stock and related transactions in order to carry on the business of Funko Acquisition Holdings, L.L.C. (“FAH, LLC”) and its subsidiaries. FAH, LLC, a holding company with no operating assets or operations, was formed on September 24, 2015. On October 30, 2015, ACON Funko Investors, L.L.C. (together with related entities, “ACON”), through FAH, LLC, acquired a controlling interest in Funko Holdings LLC (“FHL”) (the “ACON Acquisition”), a Delaware limited liability company formed on May 28, 2013, which is also a holding company with no operating assets or operations. FAH, LLC owns 100% of FHL and FHL owns 100% of Funko, LLC, a limited liability company formed in the state of Washington, which is its operating entity. Funko, LLC is headquartered in Everett, Washington and is a leading pop culture consumer products company. Funko, LLC designs, sources, and distributes licensed pop culture products.

On November 6, 2017, the Company completed an IPO of 10,416,666 shares of its Class A common stock at a public offering price of $12.00 per share, receiving approximately $117.3 million in net proceeds, after deducting underwriting discounts and commissions, which were used to purchase 10,416,666 of FAH, LLC’s newly-issued common units at a price per unit equal to the price per share of Class A common stock sold in the IPO, less underwriting discounts and commissions. The IPO and related reorganization transactions (the “Transactions”) resulted in the Company being the sole managing member of FAH, LLC. As the sole managing member of FAH, LLC, Funko, Inc. operates and controls all of FAH, LLC’s operations and, through FAH, LLC and its subsidiaries, conducts FAH, LLC’s business. Accordingly, the Company consolidates the financial results of FAH, LLC and reports a non-controlling interest in its unaudited condensed consolidated financial statements representing the FAH, LLC interests held by ACON Funko Investors, L.L.C., a Delaware limited liability company (“ACON Funko Investors”) and certain of its affiliates, Fundamental Capital, LLC and Funko International, LLC (collectively, “Fundamental”), and certain current and former executive officers, employees and directors, in each case, who held profits interests in FAH, LLC and who received common units of FAH, LLC in exchange for their profits interests in connection with the Transactions (as defined herein) (collectively, the “Original Equity Owners”) and the former holders of warrants to purchase ownership interests in FAH, LLC, which were converted into common units of FAH, LLC in connection with the Transactions, and, in each case, each of their permitted transferees that own common units in FAH, LLC and who may redeem at each of their options (subject in certain circumstances to time-based vesting requirements) their common units for, at the Company’s election, cash or newly-issued shares of the Company’s Class A common stock (collectively, the “Continuing Equity Owners”).

Consolidation and Interim Financial Information

In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the date of and for the interim periods presented have been included; such adjustments consist of normal recurring adjustments. The unaudited condensed consolidated results of operations for the current interim period are not necessarily indicative of the results for the entire year ending December 31, 2019, due to seasonality and other factors. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on March 6, 2019.

Revision of Previously-Issued Financial Statements

During the three months ended June 30, 2019, the Company identified that its subsidiary, Loungefly, LLC (“Loungefly”), which was acquired on June 28, 2017, had been underpaying certain duties owed to U.S. Customs and Border Protection ("U.S. Customs").  In May 2019, the Company notified U.S. Customs of the potential underpayments and commenced an internal investigation to determine the cause of the underpayments and the proper amount of duties and fees owed for the applicable five-year statute of limitations period.  The Company identified a total of approximately $7.8 million in underpayments to U.S. Customs during the period from May 24, 2014 through June 30, 2019, $6.3 million of which related to previously-issued consolidated financial statements.  In July 2019, the Company submitted payment of $7.8 million to U.S. Customs along with a report detailing the nature of the underpayments.

The underpayment of the customs duties and fees led to certain errors in the Company's previously-issued consolidated financial statements.  The Company has concluded that the errors identified were immaterial individually and, in the aggregate, to the Company’s previously-issued quarterly and annual consolidated financial statements; however, the Company further concluded that correcting the errors cumulatively would have been material to its consolidated statement of operations for the three and six months ended June 30, 2019.  Accordingly, prior period amounts have been revised to reflect the correction of these as well as other previously identified immaterial errors.

The following tables present the revised results for each quarterly period that was impacted, the adjustments made to each period and the previously reported amounts to summarize the effect of the revision on the previously-issued consolidated financial statements for the periods impacted.

(As reported)	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$104,746	$142,812	$169,474	$137,211	$138,723	$176,915	$233,224	$166,800
Cost of sales (exclusive of depreciation and amortization shown separately below)	$66,005	$84,387	$102,926	$85,921	$85,717	$108,898	$147,526	$103,268
Selling, general, and administrative expenses	$25,809	$32,511	$37,532	$34,810	$34,229	$41,267	$45,015	$40,818
Depreciation and amortization	$7,588	$8,433	$9,220	$9,301	$9,650	$9,961	$10,204	$10,093
Total operating expenses	$100,687	$125,467	$150,097	$130,060	$129,596	$160,126	$202,745	$154,179
Income from operations	$4,059	$17,345	$19,377	$7,151	$9,127	$16,789	$30,479	$12,621
Income (loss) before income taxes	$(3,514)	$8,286	$7,995	$2,697	$941	$9,605	$19,935	$8,484
Income tax expense	$1,024	$22	$494	$460	$70	$1,519	$2,818	$1,414
Net income (loss)	$(4,538)	$8,264	$7,501	$2,237	$871	$8,086	$17,117	$7,070
Net income attributable to non-controlling interests	$—	$—	$1,875	$1,338	$454	$6,056	$11,107	$4,910
Net income (loss) attributable to Funko, Inc.	$(4,538)	$8,264	$5,626	$899	$417	$2,030	$6,010	$2,160

Earnings per share of Class A common stock:
Basic			$0.04	$0.04	$0.02	$0.09	$0.24	$0.08
Diluted			$0.04	$0.04	$0.01	$0.08	$0.23	$0.08

(Adjustment)	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$—	$—	$—	$—	$—	$—	$—	$265
Cost of sales (exclusive of depreciation and amortization shown separately below)	$—	$219	$(331)	$723	$167	$148	$1,646	$388
Selling, general, and administrative expenses	$—	$—	$—	$(308)	$308	$—	$—	$(350)
Depreciation and amortization	$—	$—	$—	$—	$—	$—	$—	$137
Total operating expenses	$—	$219	$(331)	$415	$475	$148	$1,646	$175
Income from operations	$—	$(219)	$331	$(415)	$(475)	$(148)	$(1,646)	$90
Income (loss) before income taxes	$—	$(219)	$331	$(415)	$(475)	$(148)	$(1,646)	$90
Income tax expense	$(435)	$—	$161	$103	$122	$387	$(48)	$15
Net income (loss)	$435	$(219)	$170	$(518)	$(597)	$(535)	$(1,598)	$75
Net income attributable to non-controlling interests	$—	$—	$172	$(216)	$(250)	$(75)	$(815)	$40
Net income (loss) attributable to Funko, Inc.	$435	$(219)	$(2)	$(302)	$(347)	$(460)	$(783)	$35

Earnings per share of Class A common stock:
Basic			$—	$(0.01)	$(0.02)	$(0.02)	$(0.03)	$—
Diluted			$—	$(0.02)	$(0.01)	$(0.02)	$(0.03)	$—

(Revised)	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$104,746	$142,812	$169,474	$137,211	$138,723	$176,915	$233,224	$167,065
Cost of sales (exclusive of depreciation and amortization shown separately below)	$66,005	$84,606	$102,595	$86,644	$85,884	$109,046	$149,172	$103,656
Selling, general, and administrative expenses	$25,809	$32,511	$37,532	$34,502	$34,537	$41,267	$45,015	$40,468
Depreciation and amortization	$7,588	$8,433	$9,220	$9,301	$9,650	$9,961	$10,204	$10,230
Total operating expenses	$100,687	$125,686	$149,766	$130,475	$130,071	$160,274	$204,391	$154,354
Income from operations	$4,059	$17,126	$19,708	$6,736	$8,652	$16,641	$28,833	$12,711
Income (loss) before income taxes	$(3,514)	$8,067	$8,326	$2,282	$466	$9,457	$18,289	$8,574
Income tax expense	$589	$22	$655	$563	$192	$1,906	$2,770	$1,429
Net income (loss)	$(4,103)	$8,045	$7,671	$1,719	$274	$7,551	$15,519	$7,145
Net income attributable to non-controlling interests	$—	$—	$2,047	$1,122	$204	$5,981	$10,292	$4,950
Net income (loss) attributable to Funko, Inc.	$(4,103)	$8,045	$5,624	$597	$70	$1,570	$5,227	$2,195

Earnings per share of Class A common stock:
Basic			$0.04	$0.03	$—	$0.07	$0.21	$0.08
Diluted			$0.04	$0.02	$—	$0.06	$0.20	$0.08

(As reported)	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
Balance Sheet Data:	(In thousands)
Assets:
Accounts receivable, net	$81,629	$99,293	$115,478	$88,616	$96,474	$127,026	$148,627	$117,618
Inventory	$57,982	$78,836	$79,082	$73,950	$63,591	$81,206	$86,622	$75,396
Total current assets	$183,935	$217,112	$224,015	$193,686	$189,472	$244,110	$260,639	$232,495

Goodwill	$106,521	$107,265	$110,902	$113,498	$113,052	$112,977	$112,818	$121,892
Intangible assets, net	$257,991	$254,391	$250,649	$245,465	$241,337	$237,518	$233,645	$233,155
Deferred tax asset	$—	$—	$51	$82	$78	$5,795	$7,346	$21,081
Total assets	$588,380	$621,955	$630,313	$597,801	$590,994	$648,765	$663,019	$689,063

Liabilities:
Accrued royalties	$16,297	$25,380	$25,969	$18,858	$19,351	$31,494	$39,020	$28,359
Accrued expenses and other current liabilities	$27,044	$32,871	$27,032	$29,726	$25,730	$31,066	$27,621	$19,647
Total current liabilities	$158,367	$204,912	$129,926	$118,496	$122,152	$165,281	$137,856	$120,100
Deferred tax liability	$—	$—	$588	$689	$259	$65	$5	$23
Deferred rent and other long-term liabilities	$3,464	$3,438	$3,474	$3,929	$4,027	$4,789	$5,583	$4,519

Stockholders' / Members' equity:
Additional paid-in-capital / Members' equity	$291,460	$292,043	$129,320	$130,292	$131,624	$142,426	$146,408	$166,208
Accumulated other comprehensive (loss)	$771	$1,361	$802	$1,304	$207	$163	$(171)	$100
Retained earnings	$(137,241)	$(128,976)	$1,041	$1,940	$2,357	$4,387	$10,397	$12,557
Total stockholders' equity attributable to Funko, Inc. / members' equity	$154,990	$164,428	$131,167	$133,540	$134,192	$146,980	$156,638	$178,870
Non-controlling interests	$—	$—	$149,988	$141,050	$132,149	$129,438	$139,728	$118,550
Total stockholders' / members' equity	$154,990	$164,428	$281,155	$274,590	$266,341	$276,418	$296,366	$297,420
Total liabilities and stockholders' equity	$588,380	$621,955	$630,313	$597,801	$590,994	$648,765	$663,019	$689,063

(Adjustment)	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
Balance Sheet Data:	(In thousands)
Assets:
Accounts receivable, net	$—	$—	$—	$—	$—	$—	$—	$266
Inventory	$96	$520	$505	$451	$562	$1,048	$—	$492
Total current assets	$96	$520	$505	$451	$562	$1,048	$—	$758

Goodwill	$3,260	$3,260	$3,260	$3,260	$3,260	$3,260	$3,260	$3,260
Intangible assets, net	$—	$—	$—	$—	$—	$—	$—	$(137)
Deferred tax asset	$—	$—	$—	$—	$—	$109	$61	$45
Total assets	$3,356	$3,780	$3,765	$3,711	$3,822	$4,417	$3,321	$3,926

Liabilities:
Accrued royalties	$—	$317	$(423)	$—	$—	$—	$—	$—
Accrued expenses and other current liabilities	$2,918	$3,244	$3,637	$3,573	$4,161	$4,796	$5,394	$5,925
Total current liabilities	$2,918	$3,561	$3,214	$3,573	$4,161	$4,796	$5,394	$5,925
Deferred tax liability	$—	$—	$(76)	$(101)	$(136)	$—	$—	$—
Deferred rent and other long-term liabilities	$—	$—	$490	$620	$775	$1,135	$1,040	$1,039

Stockholders' / Members' equity:
Additional paid-in-capital / Members' equity	$—	$—	$(254)	$(254)	$(254)	$(254)	$(254)	$(254)
Accumulated other comprehensive (loss)	$4	$4	$4	$4	$4	$4	$4	$4
Retained earnings	$434	$215	$213	$(89)	$(436)	$(897)	$(1,680)	$(1,645)
Total stockholders' equity attributable to Funko, Inc. / members' equity	$438	$219	$(37)	$(339)	$(686)	$(1,147)	$(1,930)	$(1,895)
Non-controlling interests	$—	$—	$174	$(42)	$(292)	$(367)	$(1,182)	$(1,143)
Total stockholders' / members' equity	$438	$219	$137	$(381)	$(978)	$(1,514)	$(3,112)	$(3,038)
Total liabilities and stockholders' equity	$3,356	$3,780	$3,765	$3,711	$3,822	$4,417	$3,321	$3,926

(Revised)	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2017	2017	2017	2018	2018	2018	2018	2019
Balance Sheet Data:	(In thousands)
Assets:
Accounts receivable, net	$81,629	$99,293	$115,478	$88,616	$96,474	$127,026	$148,627	$117,884
Inventory	$58,078	$79,356	$79,587	$74,401	$64,153	$82,254	$86,622	$75,888
Total current assets	$184,031	$217,632	$224,520	$194,137	$190,034	$245,158	$260,639	$233,253
Goodwill	$109,781	$110,525	$114,162	$116,758	$116,312	$116,237	$116,078	$125,152
Intangible assets, net	$257,991	$254,391	$250,649	$245,465	$241,337	$237,518	$233,645	$233,018
Deferred tax asset	$—	$—	$51	$82	$78	$5,904	$7,407	$21,126
Total assets	$591,736	$625,735	$634,078	$601,512	$594,816	$653,182	$666,340	$692,989

Liabilities:
Accrued royalties	$16,297	$25,697	$25,546	$18,858	$19,351	$31,494	$39,020	$28,359
Accrued expenses and other current liabilities	$29,962	$36,115	$30,669	$33,299	$29,891	$35,862	$33,015	$25,572
Total current liabilities	$161,285	$208,473	$133,140	$122,069	$126,313	$170,077	$143,250	$126,025
Deferred tax liability	$—	$—	$512	$588	$123	$65	$5	$23
Deferred rent and other long-term liabilities	$3,464	$3,438	$3,964	$4,549	$4,802	$5,924	$6,623	$5,558

Stockholders' / Members' equity:
Additional paid-in-capital / Members' equity	$291,460	$292,043	$129,066	$130,038	$131,370	$142,172	$146,154	$165,954
Accumulated other comprehensive (loss)	$775	$1,365	$806	$1,308	$211	$167	$(167)	$104
Retained earnings	$(136,807)	$(128,761)	$1,254	$1,851	$1,921	$3,490	$8,717	$10,912
Total stockholders' equity attributable to Funko, Inc. / members' equity	$155,428	$164,647	$131,130	$133,201	$133,506	$145,833	$154,708	$176,975
Non-controlling interests	$—	$—	$150,162	$141,008	$131,857	$129,071	$138,546	$117,407
Total stockholders' / members' equity	$155,428	$164,647	$281,292	$274,209	$265,363	$274,904	$293,254	$294,382
Total liabilities and stockholders' equity	$591,736	$625,735	$634,078	$601,512	$594,816	$653,182	$666,340	$692,989

The adjustments reflected above had no effect on the previously reported amounts for operating, investing and financing cash flows.

2. Significant Accounting Policies

Use of Estimates

The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Significant Accounting Policies

A description of the Company’s significant accounting policies is included in the audited financial statements within its Annual Report on Form 10–K for the year ended December 31, 2018.

Recently Adopted Accounting Standards

Lease Accounting. In February 2016, the FASB issued guidance related to lease accounting that requires the recognition of lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements for leases with a term of more than 12 months. The Company adopted the standard on January 1, 2019 by recognizing and measuring leases at the adoption date with a cumulative effect of initially applying the guidance recognized at the date of initial application.  Comparative information has not been restated and continues to be reported under the standards in effect for those periods.

The Company has elected the “package of practical expedients” and as a result is not required to reassess under the new standard its prior accounting conclusions about lease identification, lease classification and initial direct costs for lease contracts that exist as of the transition date.  However, the Company has not elected the use of hindsight for determining the reasonably certain lease term.

The new lease standard also provides practical expedients and policy elections for an entity’s ongoing accounting. The Company has elected the practical expedient to not separate lease and non-lease components for all of its leases. The Company has also elected the short-term lease recognition exemption, which results in no recognition of right-of-use assets and lease liabilities for existing short-term leases at transition.

Upon adoption on January 1, 2019, the Company recognized operating lease right-of-use assets and lease liabilities that have not previously been recorded. The lease liability for operating leases is based on the net present value of future minimum lease payments. The right-of-use asset for operating leases is based on the lease liability adjusted for the reclassification of certain balance sheet amounts such as deferred and prepaid rent. Deferred and prepaid rent will not be presented separately for periods subsequent to the adoption of the new lease standard.

The cumulative effect of initially applying the new lease accounting standard as of January 1, 2019 is as follows:

	January 1, 2019
	Beginning balance	Cumulative Effect Adjustment	Beginning Balance, As Adjusted
Assets:
Operating lease right-of-use assets	$—	$33,014	$33,014

Liabilities and Stockholders' Equity:
Current portion of operating lease liabilities	$—	$7,380	$7,380
Accrued expenses and other current liabilities	$33,015	$(429)	$32,586
Operating lease liabilities, net of current portion	$—	$30,076	$30,076
Deferred rent and other long-term liabilities	$6,623	$(4,013)	$2,610

The adoption of the standard did not result in any material changes to the recognition of operating lease expenses in the Company’s consolidated statements of operations.

Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. In February 2018, the FASB issued new guidance that allows an entity to elect to reclassify “stranded” tax effects in accumulated other comprehensive income to retained earnings to address concerns related to accounting for certain provisions of the Tax Cuts and Jobs Act (“the Tax Act”) enacted in December 2017. The adoption of this standard in the first quarter of 2019 had no impact on the Company’s unaudited condensed consolidated financial statements.

3. Acquisitions

During the three months ended March 31, 2019, the Company completed one acquisition that was accounted for as a business combination by applying the acquisition method of accounting, where identifiable tangible and intangible assets acquired and liabilities assumed are recognized and measured as of the acquisition date at fair value and goodwill is calculated as the excess of the purchase price paid over the net assets acquired.

Forrest-Pruzan Creative LLC. On February 11, 2019, the Company acquired 100% of the membership interests of Forrest-Pruzan Creative LLC (the “Forrest-Pruzan Acquisition”), a board game development studio in Seattle, WA, which now operates as Funko Games LLC. This transaction represents an opportunity to expand the Company’s product offerings into the board game category. The preliminary purchase consideration consists of

$6.5 million in cash and 126,757 shares of the Company’s Class A common stock with a fair value of $2.2 million paid at closing, $1.5 million cash holdback due to the sellers in 18 months, subject to certain conditions as per the agreement, and $2 million in cash due after a 24-month deferral period. The Company is still in the process of completing its analysis of the opening balance sheet balances and finalizing its analysis and assumptions over the fair value of assets and liabilities acquired and purchase consideration transferred, and the difference between the estimated and final values could be material.

Goodwill of $8.9 million is calculated as the excess of the purchase price paid over the net assets acquired. The goodwill recognized in connection with the Forrest-Pruzan Acquisition primarily reflects relevant skills and industry knowledge of the retained workforce, as well as intangible assets that do not qualify for separate recognition.

The activity of Funko Games LLC included in the Company’s consolidated statements of operations from the acquisition date to March 31, 2019 was not material.

The purchase consideration for the acquisition was as follows:

Purchase Consideration at Fair Value
(in thousands)
Cash paid	$6,500
Fair value of class A common stock issued	2,221
Cash holdback	1,400
Fair value of cash consideration due February 11, 2021	1,815
Total transaction price	$11,936

The following table shows the amounts recognized for each major class of assets acquired and liabilities assumed and the resultant purchase price allocation for the Forrest-Pruzan Acquisition as of February 11, 2019:

Assets (Liabilities) Acquired (Assumed) at Fair Value
(in thousands)
Cash and cash equivalents	$131
Property and equipment	14
Operating lease right-of-use assets	1,027
Goodwill	8,922
Intangible assets	3,133
Other assets	17
Current liabilities	(281)
Operating lease liabilities	(1,027)
Consideration transferred	$11,936

The following table summarizes the identifiable intangible assets acquired in connection with the transactions described above and their estimated useful lives as of February 11, 2019:

	Estimated Fair Value of Assets Acquired	Estimated Useful Life
	(in thousands)	(Years)
Intangible asset type:
Nocompetition agreements	$861	3
Intellectual property	580	3
Customer relationships	1,692	3
Intangible assets	$3,133

4. Fair Value Measurements

The Company’s financial instruments, other than those discussed below, include cash, accounts receivable, accounts payable, and accrued liabilities. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments. For financial instruments measured at fair value on a recurring basis, the Company prioritizes the inputs used in measuring fair value according to a three-tier fair value hierarchy defined by U.S. GAAP. For a description of the methods and assumptions that the Company uses to estimate the fair value and determine the classification according to the fair value hierarchy for each financial instrument, see the Company’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2018.

Debt. The estimated fair value of the Company’s debt instruments, which are classified as Level 3 financial instruments, at March 31, 2019 and December 31, 2018, was approximately $251.6 million and $252.1 million, respectively. The carrying values of the Company’s debt instruments at March 31, 2019 and December 31, 2018, were $247.1 million and $247.3 million, respectively.  The estimated fair value of the Company’s debt instruments primarily reflects assumptions regarding credit spreads for similar floating-rate instruments with similar terms and maturities and the Company’s standalone credit risk.

5. Debt

Debt consists of the following (in thousands):

	March 31,	December 31,
	2019	2018
New Revolving Credit Facility	$22,456	$20,000
New Term Loan Facility	229,125	232,063
Debt issuance costs	(4,475)	(4,766)
Total term debt	224,650	227,297
Less: current portion	10,605	10,593
Long-term debt, net	$214,045	$216,704

New Credit Facilities

On October 22, 2018 (the “Closing Date”), the Company entered into a new credit agreement providing for the New Term Loan Facility in the amount of $235.0 million and the New Revolving Credit Facility of $50.0 million (as amended, the “New Credit Facilities”).  On February 11, 2019, the Company amended the New Credit Facilities to increase the New Revolving Credit Facility to $75.0 million.

Upon closing, proceeds from the New Credit Facilities were primarily used to repay all of the outstanding aggregate principal balance and accrued interest of $209.6 million on the previous Term Loan A Facility and $65.3 million on the previous Revolving Credit Facility.  Upon repayment, both the previous Term Loan A Facility and the previous Revolving Credit Facility were terminated.

The New Term Loan Facility matures on October 22, 2023 (the “Maturity Date”).  The New Term Loan Facility amortizes in quarterly installments in aggregate amounts equal to 5.00% of the original principal amount of the New Term Loan Facility in the first and second years of the New Term Loan Facility, 10.00% of the original principal amount of the New Term Loan Facility in the third and fourth years of the New Term Loan Facility and 12.50% of the original principal amount of the New Term Loan Facility in the fifth year of the New Term Loan Facility, with any outstanding balance due and payable on the Maturity Date.  The first amortization payment was on December 31, 2018.  The New Revolving Credit Facility terminates on the Maturity Date and loans thereunder may be borrowed, repaid, and reborrowed up to such date.

Loans under the New Credit Facilities bear interest, at the Company’s option, at either the Euro-Rate (as defined in the Credit Agreement) plus 3.25% or the Base Rate (as defined in the Credit Agreement) plus 2.25%, with two 0.25% step-downs based on the achievement of certain leverage ratios following the Closing Date. The Euro-

Rate is subject to a 0.00% floor. For loans based on the Euro-Rate, interest payments are due at the end of each applicable interest period. For loans based on the Base Rate, interest payments are due quarterly.

The New Credit Facilities are secured by substantially all of the assets of the Company and any of its existing or future material domestic subsidiaries, subject to customary exceptions.  As of March 31, 2019 and December 31, 2018, the Company was in compliance with all of the covenants in its New Credit Facilities.

At March 31, 2019, the Company had $229.1 million and $22.5 million of borrowings outstanding under the New Term Loan Facility and New Revolving Credit Facility, respectively.   At December 31, 2018, the Company had $232.1 million and $20.0 million of borrowings outstanding under the New Term Loan Facility and New Revolving Credit Facility, respectively.

There were no outstanding letters of credit as of March 31, 2019 and December 31, 2018.

6. Leases

The Company has entered into non-cancellable operating leases for office, warehouse, and distribution facilities, with original lease periods expiring through 2028. Some operating leases also contain the option to renew for five-year periods at prevailing market rates at the time of renewal. In addition to minimum rent, certain of the leases require payment of real estate taxes, insurance, common area maintenance charges, and other executory costs. Differences between rent expense and rent paid are recognized as adjustments to operating lease right-of-use assets on the unaudited consolidated balance sheets. For certain leases the Company receives lease incentives, such as tenant improvement allowances, and records those as adjustments to operating lease right-of-use assets and operating leases liabilities on the unaudited condensed consolidated balance sheets and amortize the lease incentives on a straight-line basis over the lease term as an adjustment to rent expense. Rent expense was $3.1 million and $2.1 million for the three months ended March 31, 2019 and 2018, respectively.

As of March 31, 2019, the Company had recorded operating lease liabilities of $37.5 million and operating lease right-of-use assets of $33.1 million.  During the three months ended March 31, 2019, operating cash outflows relating to operating lease liabilities was $1.8 million and operating lease right-of-use assets obtained in exchange for new operating lease obligations was $1.0 million.  As of March 31, 2019, the Company’s operating leases had a weighted-average remaining term of 6.4 years and weighted-average discount rate of 7.4%.  Excluded from the measurement of operating lease liabilities and operating lease right-of-use assets were certain warehouse and distribution contracts that either qualify for the short-term lease recognition exception and/or do not give the Company the right to control the warehouse and/or distribution facilities underlying the contract.

The future payments on the Company’s operating lease liabilities were as follows:

As of March 31, 2019
Remaining 2019	$6,058
2020	8,232
2021	7,155
2022	6,028
2023	6,285
Thereafter	14,032
Total lease payments	47,790
Less: imputed interest	(10,288)
Total	$37,502

In addition, in the first quarter of 2019, the Company entered into a ten-year lease of a retail location that commenced on April 1, 2019.  The lease includes total base rent of approximately $21.1 million to be paid over the lease term, subject to certain abatement provisions, as well as certain variable costs.

7. Liabilities under Tax Receivable Agreement

On November 1, 2017, the Company entered into tax receivable agreement with FAH, LLC and each of the Continuing Equity Owners that provides for the payment by the Company to the Continuing Equity Owners of 85% of the amount of tax benefits, if any, that it realizes, or in some circumstances, is deemed to realize, as a result of (i) future redemptions funded by the Company or exchanges, or deemed exchanges in certain circumstances, of common units for Class A common stock or cash, and (ii) certain additional tax benefits attributable to payments made under the tax receivable agreement (the “Tax Receivable Agreement”).

During the three months ended March 31, 2019, the Company recognized an additional liability related to the Tax Receivable Agreement in the amount of $18.6 million for the payments due to the redeeming members under the Tax Receivable Agreement, representing 85% of the aggregate tax benefits the Company expects to realize from the tax basis increases related to the redemption of FAH, LLC common units, after concluding it was probable that such Tax Receivable Agreement payments would be paid in the future based on the Company’s estimate of future taxable income. The Company did not record any liabilities for the Tax Receivable Agreement during the three months ended March 31, 2018.

There were no payments made pursuant to the Tax Receivable Agreement during the three months ended March 31, 2019 and 2018.

As of March 31, 2019, the Company’s total obligation under the Tax Receivable Agreement, including accrued interest, was $25.4 million, of which $2.1 million was included in Accrued expenses and other current liabilities on the unaudited condensed consolidated balance sheets. There were no transactions subject to the Tax Receivable Agreement for which the Company did not recognize the related liability, as the Company concluded that it was probable that the Company would have sufficient future taxable income to utilize all of the related tax benefits.  At December 31, 2018, the Company’s total obligation under the Tax Receivable Agreement, including accrued interest, was $6.8 million, of which $0.3 million was included in Accrued expenses and other current liabilities on the condensed consolidated balance sheets.

8. Commitments and Contingencies

License Agreements

The Company enters into license agreements with various licensors of copyrighted and trademarked characters and design in connection with the products that it sells. The agreements generally require royalty payments based on product sales and in some cases may require minimum royalty and other related commitments.

In January 2019, the Company renewed its licensing agreements with Disney and its controlled affiliates, LucasFilm and Marvel. As of December 31, 2018, the Company recorded a $2.0 million consent fee under its existing licensing agreements with Disney, which was subsequently paid during the three months ended March 31, 2019.

Employment Agreements

The Company has employment agreements with certain officers. The agreements include, among other things, an annual bonus based on certain performance metrics of the Company, as defined by the board, and up to one year’s severance pay beyond termination date.

Debt

The Company has entered into a credit agreement which includes a term loan facility and a revolving credit facility. See Note 5, Debt.

Tax Receivable Agreement

The Company is party to the Tax Receivable Agreement with FAH, LLC and each of the Continuing Equity Owners that provides for the payment by the Company to the Continuing Equity Owners under certain circumstances.  See Note 7, Liabilities under Tax Receivable Agreement.

Legal Contingencies

The Company is involved in claims and litigation in the ordinary course of business, some of which seek monetary damages, including claims for punitive damages, which are not covered by insurance. For certain pending matters, accruals have not been established because such matters have not progressed sufficiently through discovery, and/or development of important factual information and legal information is insufficient to enable the Company to estimate a range of possible loss, if any. An adverse determination in one or more of these pending matters could have an adverse effect on the Company’s condensed consolidated financial position, results of operations or cash flows.

The Company is, and may in the future become, subject to various legal proceedings and claims that arise in or outside the ordinary course of business. For example, on November 16, 2017, a purported stockholder of the Company filed a putative class action lawsuit in the Superior Court of Washington in and for King County against the Company, certain of its officers and directors, and the underwriters of its IPO, entitled Robert Lowinger v. Funko, Inc., et. al. In January and March 2018, five additional putative class action lawsuits were filed in Washington state court, four in the Superior Court of Washington in and for King County and one in the Superior Court of Washington in and for Snohomish County. Two of the King County lawsuits, Surratt v. Funko, Inc. et. al. (filed on January 16, 2018) and Baskin v. Funko, Inc. et. al. (filed on January 30, 2018), were filed against the Company and certain of its officers and directors. The other two King County lawsuits, The Ronald and Maxine Linde Foundation v. Funko, Inc. et. al. (filed on January 18, 2018) and Lovewell v. Funko, Inc. et. al (filed on March 27, 2018), were filed against the Company, certain of its officers and directors, ACON, Fundamental and certain other defendants. The Snohomish County lawsuit, Berkelhammer v. Funko, Inc. et. al. (filed on March 13, 2018), was filed against us, certain of the Company’s officers and directors, and ACON. On May 8, 2018, the Berkelhammer action was voluntarily dismissed, and on May 15, 2018 a substantially similar action was filed by the same plaintiff in the Superior Court of Washington in and for King County.  On April 2, 2018, a putative class action lawsuit Jacobs v. Funko, Inc. et. al was filed in the United States District Court for the Western District of Washington against the Company, certain of its officers and directors, and certain other defendants. On May 21, 2018, the Jacobs action was voluntarily dismissed, and on June 12, 2018 a substantially similar action was filed by the same plaintiff in the Superior Court of Washington in and for King County.

On July 2, 2018, all of the above-referenced suits were ordered consolidated for all purposes into one action under the title In re Funko, Inc. Securities Litigation in the Superior Court of Washington in and for King County. On August 1, 2018, plaintiffs filed a consolidated complaint against the Company, certain of its officers and directors, ACON, Fundamental, and certain other defendants. On October 1, 2018, the Company moved to dismiss that action. Plaintiffs filed their opposition to the Company’s motion to dismiss on October 31, 2018, and the Company filed its reply to plaintiffs’ opposition on November 30, 2018.  Oral arguments on the motions to dismiss are scheduled to be held on May 3, 2019.

Additionally, on June 4, 2018, a putative class action lawsuit Kanugonda v. Funko, et al. was filed in the United States District Court for the Western District of Washington against the Company, certain of its officers and directors, and certain other defendants. On January 4, 2019, a lead plaintiff was appointed in that case.  On April 30, 2019, the lead plaintiff filed an amended complaint against the previously named defendants.

The complaints in both state and federal court allege that the Company violated Sections 11, 12, and 15 of the Securities Act of 1933, as amended, by making allegedly materially misleading statements and by omitting material facts necessary to make the statements made therein not misleading. The lawsuits seek, among other things, compensatory statutory damages and rescissory damages in account of the consideration paid for the Company’s Class A common stock by plaintiff and members of the putative class, as well as attorneys’ fees and costs. The Company believes it has meritorious defenses to the claims of the plaintiff and members of the class and any liability for the alleged claims is not currently probable or reasonably estimable.

9. Segments

The Company identifies its reportable segments according to how the business activities are managed and evaluated and for which discrete financial information is available and regularly reviewed by its Chief Operating Decision Maker (the “CODM”) to allocate resources and assess performance. Because its CODM reviews financial performance and allocates resources at a consolidated level on a regular basis, it has one reportable segment. The following table is a summary of the Company’s main product categories as a percent of net sales:

	Three Months Ended March 31,
	2019	2018
Figures	81.5%	84.2%
Other	18.5%	15.8%

The following tables present summarized geographical information (in thousands):

	Three Months Ended March 31,
	2019	2018
Net sales:
United States	$108,871	$88,850
International	58,194	48,361
Total net sales	$167,065	$137,211

	March 31,	December 31,
	2019	2018
Long-lived assets:
United States	$51,300	$23,781
China and Vietnam	19,825	20,662
United Kingdom	9,315	4,128
Total long-lived assets	$80,440	$48,571

10. Related Party Transactions

In June 2017, in connection with the  acquisition of Loungefly, LLC (“Loungefly”), the Company assumed a lease for the Loungefly headquarters and warehouse operations with 20310 Plummer Street LLC and entered into a global sourcing agreement with Sure Star Development Ltd. Both entities are owned by certain former employees of the Company, who were also the former owners of Loungefly. For the three months ended March 31, 2018, the Company recorded $0.1 million in rental expense related to the lease, which was recorded in selling, general and administrative expenses in the Company’s unaudited condensed consolidated statements of operations.  The entities ceased to be related parties after July 12, 2018.

The Company sells products to Forbidden Planet, a U.K. retailer through its wholly owned subsidiary Funko UK, Ltd. One of the investors in Forbidden Planet is an employee of Funko UK. For the three months ended March 31, 2019 and 2018, the Company recorded approximately $0.7 million and $1.2 million, respectively, in net sales to Forbidden Planet. At March 31, 2019 and December 31, 2018, accounts receivable from Forbidden Planet was $0.4 million and $0.8 million on the unaudited condensed consolidated balance sheets.

In February 2019, in connection with the Forrest-Pruzan Acquisition, the Company assumed two leases of office space with Roll and Move, LLC and Roll and Move II LLC, both of which are owned by certain former owners of Forrest-Pruzan Creative LLC, one of whom remains an employee of the Company. For the three months ended March 31, 2019, the Company recorded a nominal amount of rental expense related to the leases, which was recorded in selling, general and administrative expenses in the Company’s unaudited condensed consolidated statements of operations.  At March 31, 2019, the Company had recorded operating lease right-of-use assets and operating lease liabilities of $1.0 million related to the leases.

11. Income Taxes

Funko, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income allocated to it from FAH, LLC based upon Funko, Inc’s economic interest held in FAH, LLC. FAH, LLC is treated as a pass-through partnership for income tax reporting purposes. FAH, LLC’s members, including the Company, are liable for federal, state and local income taxes based on their share of FAH, LLC’s pass-through taxable income.

The Company recorded $1.4 million and $0.6 million of income tax expense for the three months ended March 31, 2019 and 2018, respectively.  The Company’s estimated annual effective tax rate for the three months ended March 31, 2019 was 16.7%. The Company’s estimated annual effective tax rate is less than the statutory rate of 21% primarily because the Company is not liable for income taxes on the portion of FAH, LLC’s earnings that are attributable to non-controlling interests.

During the three months ended March 31, 2019, the Company acquired an aggregate of 3.3 million common units of FAH, LLC in connection with the redemption of common units, which resulted in an increase in the tax basis of the Company’s investment in FAH, LLC subject to the provisions of the Tax Receivable Agreement.  As a result of these exchanges, during the three months ended March 31, 2019 the Company recognized an increase to its net deferred tax assets in the amount of $13.9 million, and corresponding Tax Receivable Agreement liabilities of $18.6 million, representing 85% of the tax benefits due to the Continuing Equity Owners.  There were no redemptions of FAH, LLC common units during the three months ended March 31, 2018.

12. Stockholders’ Equity

The following is a reconciliation of changes in stockholders’ equity for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(In thousands)

Class A common stock
Balance at January 1,	$2	$2
Shares issued	1	—
Balance at March 31,	$3	$2

Class B common stock
Balance at January 1, and March 31,	$2	$2

Additional paid-in capital
Balance at January 1,	$146,154	$129,066
Equity-based compensation	2,748	972
Shares issued for equity-based compensation awards	1,148	—
Shares issued for purchase consideration	2,221	—
Redemption of common units of FAH, LLC	18,418	—
Establishment of liabilities under tax receivable agreement and related changes to deferred tax assets	(4,735)	—
Balance at March 31,	$165,954	$130,038

Accumulated other comprehensive income
Balance at January 1,	$(167)	$806
Foreign currency translation gain, net of tax	271	502
Balance at March 31,	$104	$1,308

Retained earnings(1)
Balance at January 1,	$8,717	$1,254
Net income attributable to Funko, Inc.	2,195	597
Balance at March 31,	$10,912	$1,851

Non-controlling interests(1)
Balance at January 1,	$138,546	$150,162
Distributions to continuing equity owners(1)	(8,052)	(10,857)
Redemption of common units of FAH, LLC	(18,419)	—
Foreign currency translation gain, net of tax	382	581
Net income attributable to non-controlling interests	4,950	1,122
Balance at March 31,	$117,407	$141,008

Total stockholders' equity	$294,382	$274,209
(1)

Effective with reporting for the second quarter of 2018, the Company began to classify distributions to continuing equity holders as a reduction of non-controlling interests rather than retained earnings.  Prior periods have been reclassified to conform to the current presentation.

The following is a reconciliation of changes in Class A and Class B common shares outstanding for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(In thousands)

Class A common shares outstanding
Balance at January 1,	24,960	23,338
Shares issued for equity-based compensation awards	109	—
Shares issued for purchase consideration	127	—
Redemption of common units of FAH, LLC	3,326	—
Balance at March 31,	28,522	23,338

Class B common shares outstanding
Balance at January 1,	23,584	24,976
Redemption of common units of FAH, LLC	(3,303)	—
Balance at March 31,	20,281	24,976

Total Class A and Class B common shares outstanding	48,803	48,314

13. Non-controlling interests

Funko, Inc. is the sole managing member of FAH, LLC and as a result consolidates the financial results of FAH, LLC and reports a non-controlling interest representing the common units of FAH, LLC held by the Continuing Equity Owners. Changes in Funko, Inc.’s ownership interest in FAH, LLC while Funko, Inc. retains its controlling interest in FAH, LLC will be accounted for as equity transactions. As such, future redemptions or direct exchanges of common units of FAH, LLC by the Continuing Equity Owners will result in a change in ownership and reduce or increase the amount recorded as non-controlling interest and increase or decrease additional paid-in capital when FAH, LLC has positive or negative net assets, respectively.

Net income and comprehensive income are attributed between Funko, Inc. and noncontrolling interest holders based on each party’s relative economic ownership interest in FAH, LLC. As of March 31, 2019 and December 31, 2018, Funko, Inc. owned 28.5 million and 25.0 million of FAH, LLC common units, respectively, representing a 57.1% and 50.2% economic ownership interest in FAH, LLC, respectively.

Net income and comprehensive income of FAH, LLC excludes certain activity attributable to Funko, Inc., including $2.2 million and $0.2 million of equity-based compensation expense for share-based compensation awards issued by Funko, Inc. for the three months ended March 31, 2019 and 2018, respectively, and $0.9 million and $0.2 million of income tax expense for corporate, federal, state and local taxes attributable to Funko, Inc. for the three months ended March 31, 2019 and 2018, respectively.

14. Earnings per Share

Basic earnings per share of Class A common stock is computed by dividing net income available to Funko, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income available to Funko, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock:

	Three Months Ended March 31,
	2019	2018
Numerator:
Net income	$7,145	$1,719
Less: net income attributable to non-controlling interests	4,950	1,122
Net income attributable to Funko, Inc. — basic	$2,195	$597
Add: Reallocation of net income attributable to non- controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock	—	—
Net income attributable to Funko, Inc. — diluted	$2,195	$597
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	26,639,572	23,337,705
Add: Effect of dilutive equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	1,818,249	1,170,977
Weighted-average shares of Class A common stock outstanding — diluted	28,457,821	24,508,682
Earnings per share of Class A common stock — basic	$0.08	$0.03
Earnings per share of Class A common stock — diluted	$0.08	$0.02

For the three months ended March 31, 2019 and 2018, an aggregate of 23.7 million and 26.7 million of potentially dilutive securities were excluded from the weighted-average in the computation of diluted earnings per share of Class A common stock because the effect would have been anti-dilutive. For the three months ended March 31, 2019 and 2018, anti-dilutive securities included 23.2 million and 25.5 million of common units of FAH, LLC that are convertible into Class A common stock, but were excluded from the computations of diluted earnings per share because the effect would have been anti-dilutive under the if-converted method.

Shares of the Company’s Class B common stock do not participate in the earnings or losses of the Company and are therefore not participating securities. As such, separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been presented.